Exhibit 5.2

[Letterhead of Maynard, Cooper & Gale, P.C.]

May 12, 2020

Encompass Health Corporation

9001 Liberty Parkway

Birmingham, Alabama 35242

Ladies and Gentlemen:

We have acted as counsel to Encompass Health Corporation, a Delaware corporation (the “Company”), and special counsel to each of the subsidiaries of the Company named on Schedule I attached hereto (the “Subsidiary Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on May 12, 2020 of Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 initially filed with the Commission on September 19, 2017 (File No. 333-220519) (as amended by Post-Effective Amendment No. 1 filed with the Commission on September 9, 2019 and the Post-Effective Amendment, the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering of an unspecified amount of the following types of securities (the “Securities”), among others: (i) senior, subordinated or junior subordinated debt securities of the Company (which may be secured or unsecured), and which may be issued in one or more series (the “Debt Securities”) pursuant to one or more indentures, as may be supplemented (each an “Indenture” and, collectively, the “Indentures”), entered into or proposed to be entered into by the Company, and (ii) guarantees of the Debt Securities (the “Guarantees”) by certain of the Company’s current and future subsidiaries, including the Subsidiary Guarantors, pursuant to the Indentures. The Securities may be issued, sold or delivered from time to time pursuant to Rule 415 under the Securities Act. The offering of the Securities will be as set forth in the base prospectus, dated as of September 18, 2017, forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

We are opining herein solely as to (i) the Alabama Business and Nonprofit Entity Code, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the Florida Business Corporation Act and the Georgia Limited Liability Company Act (collectively, the “Business Codes”), as applicable to those certain Subsidiary Guarantors that are identified in Schedule I as being incorporated or otherwise organized under Alabama, Delaware, Florida or Georgia law (the “Specified

Encompass Health Corporation

May 12, 2020

Guarantors”), and (ii) with respect to the opinions set forth in paragraphs 6 and 7 below, the internal laws of the State of New York. We express no opinion with respect to the applicability thereto, or the effect thereon, of the federal laws of the United States or the laws of any other jurisdiction or, in the case of the States of Alabama, Delaware, Florida and Georgia, any laws other than the Business Codes listed above, or as to any matters of municipal law or the laws of any local agencies within any state. Additionally, we are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation or any state “blue sky” securities law relating to the Securities or the offering, issuance or sale thereof. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act as currently in effect and have made such inquiries as we consider necessary to render the opinions below. We call to your attention that certain of the Subsidiary Guarantors are organized or incorporated, as the case may be, in the States of Idaho, Massachusetts, Mississippi, New Mexico, South Carolina and Texas, as indicated in Schedule I hereto. Various matters concerning the laws of the States of Idaho, Massachusetts, Mississippi, New Mexico, South Carolina and Texas are addressed in the letters of Bradley Arant Boult Cummings LLP, Hawley Troxell Ennis & Hawley LLP and Snell & Wilmer L.L.P. and we express no opinion with respect to those matters.

In rendering our opinions herein, we have examined originals or copies of the following documents:

(i) the Registration Statement;

(ii) the Prospectus;

(iii) the certificate of incorporation and bylaws for the Company;

(iv) the certificate of incorporation, articles of incorporation, articles of organization, certificate of formation, bylaws, limited liability company agreement, operating agreement and partnership agreement or the equivalents thereto, as applicable, for each Specified Guarantor;

(v) certain resolutions adopted by the board of directors of the Company relating to the registration of the Securities and certain related matters;

(vi) certain resolutions adopted by the board of directors, board of managers or partners, as applicable, and any resolutions authorizing the same, of each Specified Guarantor, relating to the registration of the Securities and certain related matters;

(vii) a certificate or other written evidence of good standing for the Company and a certificate or other written evidence of good standing, existence or compliance, as applicable, for each of the Specified Guarantors in its respective jurisdiction of incorporation or formation, each dated as of a recent date; and

Encompass Health Corporation

May 12, 2020

(viii) that certain Indenture, dated as of December 1, 2009, between the Company and Wells Fargo Bank, National Association, as successor to The Bank of Nova Scotia Trust Company of New York, as trustee, filed as an exhibit to the Registration Statement.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers of the Company and the Subsidiary Guarantors and of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering these opinions. We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than with respect to the Company and the Specified Guarantors) any document reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies, and the absence of duress, fraud or mutual mistake of material facts on the part of the parties to any agreement with respect to which an opinion is expressed herein. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

With regard to our opinion in paragraph 1 below with respect to the Company’s and the Specified Guarantors’ good standing, we have based our opinions solely upon examination of a certificate of a governmental authority or other written evidence of good standing, existence or compliance, as applicable, for the Company and each of the Specified Guarantors in its respective jurisdiction of incorporation or formation, each dated as of a recent date.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations herein set forth, we are of the opinion that:

(1) Each of the Company and the Specified Guarantors is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

(2) The Company has the requisite corporate power under the laws of the State of Delaware to execute, deliver and perform its obligations under the Indentures and to issue the Debt Securities.

(3) Each of the Specified Guarantors has the requisite corporate, limited liability company or partnership power, as applicable, under the laws of its state of incorporation or formation, as applicable, to execute, deliver and perform its obligations under the Indentures and to issue the Guarantees.

(4) Upon being duly authorized by all necessary corporate action, the execution and delivery by the Company of the Indentures and the performance of its obligations thereunder, including the issuance of the Debt Securities, will be duly authorized by the Company.

Encompass Health Corporation

May 12, 2020

(5) Upon being duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, the execution and delivery by each of the Specified Guarantors of the Indentures and the performance of its obligations thereunder, including guaranteeing the Debt Securities in accordance with the provisions of the Indentures, will be duly authorized by each of the Specified Guarantors.

(6) When (i) the applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the applicable Indenture, and authorized by all necessary corporate action of the Company, and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of any applicable underwriting agreement and the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, and as contemplated by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(7) When (i) the specific terms of any Guarantees of such series of Debt Securities and the terms of the offering thereof have been (A) duly established in conformity with the applicable Indenture, so as not to violate applicable law or rule or regulation thereunder applicable to the Subsidiary Guarantors, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Subsidiary Guarantors, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Subsidiary Guarantors and (B) duly authorized by proper action of the governing body in accordance with the governing documents of the Subsidiary Guarantors, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement and the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, and as contemplated by such corporate action, such Guarantee will be a legally valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

The opinions expressed in paragraphs 6 and 7 above with respect to the valid and binding nature of obligations of the Securities may be limited by the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law); (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. The opinions rendered herein do not include opinions with respect to compliance with laws relating to permissible rates of interest.

Encompass Health Corporation

May 12, 2020

Our opinion is rendered as of the date hereof, and we assume no obligation to revise or supplement this opinion in the event of any future changes in the facts or laws relating to the matters covered by this opinion.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission under the Securities Act, and is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond those expressly stated.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included therein. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Maynard, Cooper & Gale, P.C.

SCHEDULE I

Subsidiary Guarantors

Guarantor	State of Incorporation or Organization
A&B Home Health Solutions, LLC	Delaware

Abba Home Health, L.P.	Texas

Advanced Homecare Holdings, Inc.	Delaware

Advanced Homecare Management, Inc.	Delaware

AHM Action Home Health, LP	Texas

AHM Texas GP, LLC	Delaware

AHM Texas LP, Inc.	Delaware

Apex Hospice LLC	Texas

Best Home Care LP	Texas

Camellia Home Health of Alabama, LLC	Alabama

Camellia Home Health of East Tennessee, LLC	Delaware

Camellia Home Health of the Gulf Coast, LLC	Mississippi

Camellia Hospice of Central Mississippi, LLC	Mississippi

Camellia Hospice of East Louisiana, LLC	Delaware

Camellia Hospice of Louisiana, LLC	Delaware

Camellia Hospice of North Mississippi, LLC	Mississippi

Camellia Hospice of Northeast Alabama LLC	Alabama

Camellia Hospice of Northeast Mississippi, LLC	Mississippi

Camellia Hospice of South Alabama, LLC	Mississippi

Camellia Hospice of Southwest Mississippi, LLC	Mississippi

Camellia Hospice of the Gulf Coast, LLC	Mississippi

Camellia Medical Systems, Inc.	Mississippi

CareServices of the Treasure Coast, LLC	Florida

CareSouth Health System, Inc.	Delaware

CareSouth HHA Holdings of Columbus, LLC	Georgia

CareSouth HHA Holdings of Dothan, LLC	Georgia

CareSouth HHA Holdings of Gainesville, LLC	Georgia

CareSouth HHA Holdings of Greensboro, LLC	Georgia

CareSouth HHA Holdings of Lexington, LLC	Georgia

CareSouth HHA Holdings of North Florida, LLC	Georgia

CareSouth HHA Holdings of Panama City, LLC	Florida

CareSouth HHA Holdings of Richmond, LLC	Delaware

CareSouth HHA Holdings of South Carolina, LLC	Georgia

CareSouth HHA Holdings of Tallahassee, LLC	Florida

CareSouth HHA Holdings of the Bay Area, LLC	Georgia

CareSouth HHA Holdings of Valley, LLC	Georgia

CareSouth HHA Holdings of Virginia, LLC	Georgia

CareSouth HHA Holdings of Washington, LLC	Georgia

CareSouth HHA Holdings of Western Carolina, LLC	Georgia

CareSouth HHA Holdings of Winchester, LLC	Georgia

CareSouth HHA Holdings, LLC	Georgia

CareSouth Hospice, LLC	Georgia

Continental Home Care, LLC	Delaware

Continental Medical Systems, LLC	Delaware

Guarantor	State of Incorporation or Organization
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware

CS Health & Wellness, LLC	Georgia

Day-By-Day Staff Relief, LLC	Delaware

DOSIK, INC.	Texas

DRC Health Systems, L.P.	Texas

EHHI Holdings, Inc.	Delaware

Encompass Health Acquisition Holdings Subsidiary, LLC	Delaware

Encompass Health Acquisition Holdings, LLC	Delaware

Encompass Health Alabama Real Estate, LLC	Delaware

Encompass Health Arizona Real Estate, LLC	Delaware

Encompass Health Arkansas Real Estate, LLC	Delaware

Encompass Health Boise Holdings, LLC	Delaware

Encompass Health Bryan Holdings, LLC	Delaware

Encompass Health C Corp Sub Holdings, Inc.	Delaware

Encompass Health California Real Estate, LLC	Delaware

Encompass Health Central Arkansas Holdings, Inc.	Delaware

Encompass Health Colorado Real Estate, LLC	Delaware

Encompass Health Deaconess Holdings, LLC	Delaware

Encompass Health Fairlawn Holdings, LLC	Delaware

Encompass Health GKBJH Holdings, LLC	Delaware

Encompass Health Gulfport Holdings, LLC	Delaware

Encompass Health Home Health Corporation	Delaware

Encompass Health Home Health Holdings, Inc.	Delaware

Encompass Health Home Health of Alabama, LLC	Delaware

Encompass Health Home Health of Birmingham, LLC	Delaware

Encompass Health Home Health of Central Virginia, LLC	Delaware

Encompass Health Home Health of Florida, LLC	Delaware

Encompass Health Home Health of Kentucky, LLC	Delaware

Encompass Health Home Health of New England, LLC	Delaware

Encompass Health Home Health of Ohio, LLC	Delaware

Encompass Health Hospice of Alabama, LLC	Delaware

Encompass Health Hospice of Pennsylvania, LLC	Delaware

Encompass Health Hospice of the Midwest, LLC	Delaware

Encompass Health Hospice of the Southwest, LLC	Delaware

Encompass Health Iowa Real Estate, LLC	Delaware

Encompass Health Johnson City Holdings, LLC	Delaware

Encompass Health Joint Ventures Holdings, LLC	Delaware

Encompass Health Jonesboro Holdings, Inc.	Delaware

Encompass Health Kansas Real Estate, LLC	Delaware

Encompass Health Kentucky Real Estate, LLC	Delaware

Encompass Health Littleton Holdings, LLC	Delaware

Encompass Health Lubbock Holdings, LLC	Delaware

Encompass Health Martin County Holdings, LLC	Delaware

Encompass Health Maryland Real Estate, LLC	Delaware

Encompass Health Massachusetts Real Estate, LLC	Delaware

Encompass Health Midland Odessa Holdings, LLC	Delaware

Encompass Health Myrtle Beach Holdings, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Nevada Real Estate, LLC	Delaware

Encompass Health New Mexico Real Estate, LLC	Delaware

Encompass Health Ohio Real Estate, LLC	Delaware

Encompass Health Owned Hospitals Holdings, LLC	Delaware

Encompass Health Pennsylvania Real Estate, LLC	Delaware

Encompass Health Properties, LLC	Delaware

Encompass Health Real Estate, LLC	Delaware

Encompass Health Rehabilitation Hospital of Abilene, LLC	Delaware

Encompass Health Rehabilitation Hospital of Albuquerque, LLC	Delaware

Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC	Delaware

Encompass Health Rehabilitation Hospital of Arlington, LLC	Delaware

Encompass Health Rehabilitation Hospital of Austin, LLC	Delaware

Encompass Health Rehabilitation Hospital of Bakersfield, LLC	Delaware

Encompass Health Rehabilitation Hospital of Bluffton, LLC	Delaware

Encompass Health Rehabilitation Hospital of Braintree, LLC	Delaware

Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC	Delaware

Encompass Health Rehabilitation Hospital of Charleston, LLC	South Carolina

Encompass Health Rehabilitation Hospital of Cincinnati, LLC	Delaware

Encompass Health Rehabilitation Hospital of City View, Inc.	Delaware

Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.	Delaware

Encompass Health Rehabilitation Hospital of Columbia, Inc.	Delaware

Encompass Health Rehabilitation Hospital of Concord, Inc.	Delaware

Encompass Health Rehabilitation Hospital of Cypress, LLC	Delaware

Encompass Health Rehabilitation Hospital of Dallas, LLC	Delaware

Encompass Health Rehabilitation Hospital of Dayton, LLC	Delaware

Encompass Health Rehabilitation Hospital of Desert Canyon, LLC	Delaware

Encompass Health Rehabilitation Hospital of Dothan, Inc.	Alabama

Encompass Health Rehabilitation Hospital of East Valley, LLC	Delaware

Encompass Health Rehabilitation Hospital of Erie, LLC	Delaware

Encompass Health Rehabilitation Hospital of Florence, Inc.	South Carolina

Encompass Health Rehabilitation Hospital of Fort Smith, LLC	Delaware

Encompass Health Rehabilitation Hospital of Franklin, LLC	Delaware

Encompass Health Rehabilitation Hospital of Fredericksburg, LLC	Delaware

Encompass Health Rehabilitation Hospital of Gadsden, LLC	Delaware

Encompass Health Rehabilitation Hospital of Harmarville, LLC	Delaware

Encompass Health Rehabilitation Hospital of Henderson, LLC	Delaware

Encompass Health Rehabilitation Hospital of Humble, LLC	Delaware

Encompass Health Rehabilitation Hospital of Katy, LLC	Delaware

Encompass Health Rehabilitation Hospital of Kingsport, LLC	Delaware

Encompass Health Rehabilitation Hospital of Lakeview, LLC	Delaware

Encompass Health Rehabilitation Hospital of Largo, LLC	Delaware

Encompass Health Rehabilitation Hospital of Las Vegas, LLC	Delaware

Encompass Health Rehabilitation Hospital of Littleton, LLC	Delaware

Encompass Health Rehabilitation Hospital of Manati, Inc.	Delaware

Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC	Delaware

Encompass Health Rehabilitation Hospital of Miami, LLC	Delaware

Encompass Health Rehabilitation Hospital of Middletown, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Rehabilitation Hospital of Modesto, LLC	Delaware

Encompass Health Rehabilitation Hospital of Montgomery, Inc.	Alabama

Encompass Health Rehabilitation Hospital of Murrieta, LLC	Delaware

Encompass Health Rehabilitation Hospital of New England, LLC	Delaware

Encompass Health Rehabilitation Hospital of Newnan, LLC	Delaware

Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.	Delaware

Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC	Delaware

Encompass Health Rehabilitation Hospital of Northern Virginia, LLC	Delaware

Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.	Delaware

Encompass Health Rehabilitation Hospital of Ocala, LLC	Delaware

Encompass Health Rehabilitation Hospital of Panama City, Inc.	Florida

Encompass Health Rehabilitation Hospital of Pearland, LLC	Delaware

Encompass Health Rehabilitation Hospital of Petersburg, LLC	Delaware

Encompass Health Rehabilitation Hospital of Plano, LLC	Delaware

Encompass Health Rehabilitation Hospital of Reading, LLC	Delaware

Encompass Health Rehabilitation Hospital of Richardson, LLC	Delaware

Encompass Health Rehabilitation Hospital of Round Rock, LLC	Delaware

Encompass Health Rehabilitation Hospital of San Antonio, Inc.	Delaware

Encompass Health Rehabilitation Hospital of San Juan, Inc.	Delaware

Encompass Health Rehabilitation Hospital of Sarasota, LLC	Delaware

Encompass Health Rehabilitation Hospital of Scottsdale, LLC	Delaware

Encompass Health Rehabilitation Hospital of Shelby County, LLC	Delaware

Encompass Health Rehabilitation Hospital of Spring Hill, Inc.	Delaware

Encompass Health Rehabilitation Hospital of Sugar Land, LLC	Delaware

Encompass Health Rehabilitation Hospital of Sunrise, LLC	Delaware

Encompass Health Rehabilitation Hospital of Tallahassee, LLC	Delaware

Encompass Health Rehabilitation Hospital of Texarkana, Inc.	Delaware

Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC	Delaware

Encompass Health Rehabilitation Hospital of The Woodlands, Inc.	Delaware

Encompass Health Rehabilitation Hospital of Toms River, LLC	Delaware

Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.	Delaware

Encompass Health Rehabilitation Hospital of Tustin, L.P.	Delaware

Encompass Health Rehabilitation Hospital of Utah, LLC	Delaware

Encompass Health Rehabilitation Hospital of Vineland, LLC	Delaware

Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC	Massachusetts

Encompass Health Rehabilitation Hospital of York, LLC	Delaware

Encompass Health Rehabilitation Hospital The Vintage, LLC	Delaware

Encompass Health Rehabilitation Hospital Vision Park, LLC	Delaware

Encompass Health Rehabilitation Institute of Tucson, LLC	Alabama

Encompass Health Savannah Holdings, LLC	Delaware

Encompass Health Sea Pines Holdings, LLC	Delaware

Encompass Health Sewickley Holdings, LLC	Delaware

Encompass Health South Carolina Real Estate, LLC	Delaware

Encompass Health South Dakota Real Estate, LLC	Delaware

Encompass Health Support Companies, LLC	Delaware

Encompass Health Texas Real Estate, LLC	Delaware

Encompass Health Tucson Holdings, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Tulsa Holdings, LLC	Delaware

Encompass Health Tyler Holdings, Inc.	Delaware

Encompass Health Utah Real Estate, LLC	Delaware

Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC	Delaware

Encompass Health Virginia Real Estate, LLC	Delaware

Encompass Health Walton Rehabilitation Hospital, LLC	Delaware

Encompass Health West Tennessee Holdings, LLC	Delaware

Encompass Health West Virginia Real Estate, LLC	Delaware

Encompass Health Westerville Holdings, LLC	Delaware

Encompass Health Winston-Salem Holdings, LLC	Delaware

Encompass Health Yuma Holdings, Inc.	Delaware

Encompass Home Health of Austin, LLC	Texas

Encompass Home Health of Colorado, LLC	Delaware

Encompass Home Health of DFW, LLC	Texas

Encompass Home Health of East Texas, LLC	Delaware

Encompass Home Health of New England, LLC	Delaware

Encompass Home Health of the Mid Atlantic, LLC	Delaware

Encompass Home Health of the Midwest, LLC	Delaware

Encompass Home Health of the Southeast, LLC	Florida

Encompass Home Health of the West, LLC	Idaho

Encompass Hospice of the West, LLC	Idaho

Encompass of Fort Worth, LP	Texas

Encompass of West Texas, LP	Texas

EXCELLA ASSOCIATES, L.L.C.	Massachusetts

EXCELLA HEALTHCARE, INC.	Massachusetts

EXCELLA HOME HEALTH AGENCY, LLC	Massachusetts

EXCELLA HOMECARE, INC.	Massachusetts

Guardian Home Care, Inc.	Idaho

Hallmark Homecare, L.P.	Texas

HealthCare Innovations of Oklahoma, L.L.C.	Texas

HEALTHCARE INNOVATIONS OF WESTERN OKLAHOMA, L.L.C.	Texas

HealthCare Innovations-Travertine Health Services, L.L.C.	Texas

HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware

HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware

Home Health Care of Bogalusa, Inc.	Delaware

Home Health Care Systems, Inc.	Mississippi

Hospice Care of Mississippi, LLC	Mississippi

Idaho Homecare Holdings, Inc.	Idaho

Orion Homecare, LLC	Idaho

Preferred Home Health, L.P.	Texas

Print Promotions Group, LLC	Delaware

Rebound, LLC	Delaware

Rehabilitation Hospital Corporation of America, LLC	Delaware

Rehabilitation Hospital of North Alabama, LLC	Delaware

Rehabilitation Hospital of Plano, LLC	Delaware

Reliant Blocker Corp.	Delaware

Saad Healthcare of St. Clair County LLC	Delaware

Guarantor	State of Incorporation or Organization
Texas Senior Care, L.P.	Texas

TH of San Antonio LLC	Texas

WellCare, Inc.	New Mexico

Wellmark Healthcare Services of El Paso, Inc.	Texas

West Mississippi Home Health Services, Inc.	Mississippi

Western Neuro Care, Inc.	Delaware